UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2015

Q2 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36350 (Commission File Number)	20-2706637 (I.R.S Employer Identification No.)

13785 Research Blvd, Suite 150 Austin, Texas 78750 (Address of principal executive offices, including zip code)
(512) 275-0072

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On July 30, 2015, Q2 Holdings, Inc. and its wholly-owned subsidiary, Q2 Software, Inc. (collectively, the “Company”), entered into Amendment Number Three to Credit Agreement with Wells Fargo Bank, National Association (the “Amendment”). The Amendment modifies the Credit Agreement dated April 11, 2013 (the “Credit Agreement”), by and among the Company, the lenders named therein, and Wells Fargo National Association, as administrative agent, to modify a financial covenant to allow for the acquisition described below.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Centrix Acquisition

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2015, the Company entered into a Stock Purchase Agreement (the “Agreement”) with Centrix Solutions, Inc., a Nebraska corporation (“Centrix”), each of the shareholders of Centrix (the “Sellers”) and the Sellers’ agent, pursuant to which the Company agreed to purchase and the Sellers agreed to sell all of the issued and outstanding capital stock of Centrix (the “Stock Purchase”). The closing of the Stock Purchase coincided with the signing of the Agreement on July 31, 2015 (the “Closing Date”).

Pursuant to the Agreement, in exchange for the issued and outstanding capital stock of Centrix, the Company paid $20 million in cash on the Closing Date to the Sellers, subject to a customary working capital adjustment. The former shareholders of Centrix also have the right to receive in the aggregate up to an additional $9 million based upon the achievement of certain milestones and the continued employment of certain shareholders.

The Agreement contains customary representations, warranties and covenants with respect to Centrix and the Sellers, on the one hand, and the Company on the other hand. The Agreement also provides for post-closing indemnification by the Sellers for breaches of representations, warranties and covenants subject to certain limitations on damages.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Cautionary Note Regarding Stock Purchase Agreement

The Agreement included herewith is intended to provide investors and security holders with information regarding the terms. The Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of the other parties. The representation and warranties were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Agreement.

Item 7.01    Regulation FD Disclosure.

On July 31, 2015, the Company issued a press release announcing the acquisition of Centrix. A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference to any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, by and among Q2 Software, Inc., Centrix Solutions, Inc., all shareholders of Centrix Solutions, Inc. and Timothy Schnell, as Agent, dated as of July 31, 2015.(*)
10.1
Amendment Number Three to Credit Agreement, dated July 30, 2015, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, Q2 Holdings, Inc., and Q2 Software, Inc.

99.1	Press Release, dated July 31, 2015.

 * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Q2 Holdings, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

Date: July 31, 2015	/s/ Jennifer N. Harris
Jennifer N. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement, by and among Q2 Software, Inc., Centrix Solutions, Inc., all shareholders of Centrix Solutions, Inc. and Timothy Schnell, as Agent, dated as of July 31, 2015.(*)
10.1
Amendment Number Three to Credit Agreement, dated July 30, 2015, by and among Wells Fargo Bank, National Association, as administrative agent for the lenders named therein, Q2 Holdings, Inc., and Q2 Software, Inc.

99.1	Press Release, dated July 31, 2015.

 * Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Q2 Holdings, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.